UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2013

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1703, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chung-Lun Yang

On February 1, 2013, Mr. Chung-Lun Yang resigned as the Chief Executive Officer of ACL Semiconductors Inc. (the “Company”). Mr. Yang confirmed that his resignation was not due to any disagreement with the Company and he will remain as a member of the Board of the Company.

Appointment of Ben Wong

On February 1, 2013, the board of directors (the “Board”) of the Company appointed Mr. Ben Wong as the Company’s Chief Executive Officer.

Ben Wong was elected director of the Company at the Company’s 2012 annual shareholders meeting on November 16, 2012. Since 2006, Mr. Wong has been the Chief Executive Officer and Director of USmart Electronic Products Limited (“USmart”, the Company’s 80% owned subsidiary), which is a provider of ODM (Original Design Manufacturing) and OEM (Original Equipment Manufacturing) services for various electronic products. Mr. Wong graduated from the Chinese Culture University of Taiwan in 1986 with a Bachelor’s Degree of Science in Mechanical Engineering.

On September 28, 2012, the Company acquired from Mr. Zhiming Li, a PRC resident, 100% of the outstanding equity of Jussey Investments Limited (“Jussey”), which owns (i) 100% equity interest in eVision Telecom Limited and (ii) 80% equity interest in USmart. The purchase price paid by the Company to Mr. Li is approximately US$2,150,000 in the aggregate. Mr. Ben Wong is the Chief Executive Officer of USmart. For a further discussion of this transaction, please refer to the Current Report on Form 8-K filed by the Company with the SEC on September 28, 2012.

Mr. Wong has rendered interest free loans to USmart since 2007. The largest aggregate amount of principal outstanding during the period starting from January 1, 2012 up to the date of this Current Report is $179,173.92. The amount thereof outstanding as of the date of this Current Report is US$161,556.61. The amount of principal paid during the period starting from January 1, 2012 up to the date of this Current Report is $17,617.31.

Mr. Wong has an informal employment agreement with USmart and receives a monthly salary of HK$50,000 (approximately $6,493).

Other than the transaction described above, there are no related party transactions involving Mr. Wong that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Wong is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Wong’s appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer

Date: February 1, 2013